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                                                                   EXHIBIT 10.11

                                PROMISSORY NOTE

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Borrower:  Darr Aley                      Lender:  netValue Holdings, Inc.,
           1675 N Shoreline Blvd                   a Delaware corporation
           Mountain View, CA 94043                 Two Penn Center, Suite 605
                                                   Philadelphia, PA 19102

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Principal Amount: $267,000         Rate:  9 %        Date of Note: June 16, 1999

PROMISE TO PAY. Darr Aley (referred to herein as "Borrower") promises to pay to netValue Holdings, Inc., ("Lender"), or order, in lawful money of the United States of America, the principal amount of $267,000, together with interest on the unpaid principal balance from the date of disbursement until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

Borrower will pay the entire outstanding balance of principal and accrued interest on or before the forty-fifth (45th) day after the date of the Loan Agreement and other loan documents executed by and between Strategicus Partners, Inc. and netValue Holdings, Inc. Interest shall accrue on the entire outstanding principal balance at the rate of nine percent (9%) per annum. Interest on this
Note is computed on the basis of a 360 day year; that is, by applying the ratio of the annual interest rate multiplied by the outstanding principal balance over 360 days, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued interest, then to any unpaid collection costs and any remaining amount to principal.

PREPAYMENT. This Note may be prepaid at any time without penalty during the term of the Note.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment within ten (10) days after the payment is due. (b) Borrower fails to comply with or perform when due any other term, obligation, covenant or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect.
(d) Borrower dissolves or becomes insolvent; a receiver is appointed for any part of Borrower's property; Borrower makes an assignment for the benefit of creditors; or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; provided, however, that Borrower shall have thirty (30) days in which to obtain a dismissal of any such insolvency proceedings. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon the occurrence of a default, Lender may exercise any other rights or remedies available under applicable law, and Lender may, at its option, increase the rate of interest under this Note to 12% per annum. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender any amount related to such collection services. This includes, subject to any limits under applicable law, Lender's attorney fees and legal expenses whether or not there is a lawsuit, including attorney fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. THIS NOTE SHALL BE
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GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON,
WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

GENERAL PROVISIONS. Time is of the essence with respect to this Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, hereby waive presentment, demand for payment, protest and notice of dishonor or default. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; fail to realize upon or perfect Lender's security interest in the collateral; or take any other action deemed necessary by Lender without the consent of or notice to anyone. If Borrower consists of more than one person or entity, all obligations of Borrower herein shall be joint and several, and all references to Borrower shall mean each and every Borrower. It is not necessary for Lender to inquire into the powers of any of the parties hereto or of the officers, directors, partners, managers, members or agents acting or purporting to act on their behalf.

Prior to signing this Note, Borrower read and understood all of the provisions of this Note. Borrower agrees to the terms of the Note and acknowledges receipt of a complete copy of the Note.

BORROWER:


/s/ Darr Aley
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Darr Aley

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